Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: BPAX

BioSante Pharmaceuticals Announces

Adjournment of Its Stockholders Meeting Until April 12, 2013

BioSante Announces Approval and Declaration of Contingent Value Rights Distribution

ANI Announces Approval of Merger by Its Stockholders

LINCOLNSHIRE, Illinois and BAUDETTE, Minnesota (March 15, 2013) — BioSante Pharmaceuticals, Inc. (NASDAQ: BPAX) and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. announced today that ANI stockholders have approved the merger of ANI into BioSante, and that BioSante has adjourned its stockholders meeting until April 12, 2013 to give BioSante stockholders additional time to vote.

A majority of all outstanding shares of BioSante stock must vote in favor for the merger to occur.  As of March 15, 2013, 33% of the outstanding shares have been voted in favor of the merger, which is short of the required majority.  Of those shares that have been voted on the merger, 84% have been voted in favor.  A total of approximately 15 million shares, however, have not been voted at all with respect to the merger.

BioSante strongly encourages ALL stockholders to vote their shares for the merger by calling (800) 357-9167.  Each BioSante stockholder’s vote is critical to the success of the merger whether the position be 100,000 shares or 100 shares.

This call should take less than one minute.  No confidential information will be required. The board of directors of BioSante unanimously recommends that stockholders vote “FOR” the adoption of the merger agreement and all related matters being submitted to a vote of BioSante stockholders.

Dr. Louis W. Sullivan, chairman of the board of BioSante stated, “The votes received to date have been voted overwhelmingly in favor of the merger with ANI. We believe that most BioSante stockholders recognize the benefits of our proposed merger with ANI. We are concerned, however, that many of them may not realize how important their individual votes are to approving the merger. The board of directors of BioSante unanimously approved this merger and we continue to believe strongly that it is very much in the best interest of our stockholders from a financial perspective.”

“In view of the vital importance of the merger to BioSante and its stockholders, the board of directors of BioSante concluded it was appropriate to adjourn the meeting and extend the voting period to allow BioSante stockholders the opportunity to vote,” said Dr. Sullivan, chairman of the board of BioSante.

Upon completion of the merger, the combined company will be renamed ANI Pharmaceuticals, Inc. and will operate under the leadership of the ANI management team, with Arthur S. Przybyl serving as president and chief executive officer.

“The entire ANI management team strongly believes that by merging with BioSante we can create value for all stockholders,” said Mr. Przybyl.  “The combined strengths of our two companies will be a powerful accelerant to growth.”

BioSante also announced today that its board of directors has declared the distribution of contingent value rights (CVRs) providing payment rights arising from a future sale, transfer, license or similar transaction(s) involving BioSante’s LibiGel® (female testosterone gel) to holders of BioSante common stock and set the close of business on April 12, 2013, the date of the adjourned special meeting of BioSante stockholders, as the record date with respect to such distribution. The CVR distribution will be effected immediately prior to, but contingent upon, completion of the merger.

The special meeting of BioSante stockholders will be reconvened at 8:00 a.m., Central Time, on April 12, 2013 at BioSante’s corporate office located at 111 Barclay Boulevard, Lincolnshire, Illinois 60069.  BioSante stockholders are encouraged to read the definitive joint proxy statement/prospectus as it provides, among other things, a detailed discussion of the proposed merger, the merger agreement and the process that led to the proposed merger.

The record date for the BioSante stockholders entitled to vote at the special meeting remains January 17, 2013.  Stockholders who already have given a proxy or instructions to brokers do not need to re-cast their votes.

If the BioSante stockholders approve the merger, it is expected that the merger will close as soon as practicable thereafter.

BioSante stockholders are reminded that their vote is important.  A failure to vote has the same effect as a vote against the adoption of the merger agreement.  Any BioSante stockholder who has not yet voted is urged to vote FOR the adoption of the merger agreement and the transactions contemplated thereby, as well as the other merger related proposals.  BioSante stockholders who need assistance in voting their shares or who have questions regarding BioSante’s special meeting may contact The BioSante Proxy Information Line toll-free at (800) 357-9167 or AST Phoenix Advisors at (877) 478-5038 (international stockholders, please call +1(201) 806-7323).

About the Proposed Merger

Under the terms of the merger agreement, if the proposed merger is completed, ANI will merge with and into BioSante, with BioSante continuing as the surviving company.  The combined company that will result from the merger will be a fully integrated specialty branded and generic pharmaceutical company focused on developing, manufacturing and marketing branded and generic prescription pharmaceuticals.  BioSante and ANI both believe that the merger of the two companies will be able to create significantly more value than either company could achieve individually.

BioSante stockholders are encouraged to read the definitive joint proxy statement/prospectus as it provides, among other things, a detailed discussion of ANI, the proposed merger, the merger agreement and the process that led to the proposed merger.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed merger between BioSante and ANI, the terms, timing, conditions to and anticipated completion of the proposed merger, BioSante’s anticipated net cash and the anticipated ownership of the combined company, the composition of the combined company’s board of directors and management team; the anticipated distribution to BioSante stockholders of contingent value rights (CVRs) immediately prior to the merger and the terms, timing and value of such CVRs, the potential benefits of the proposed transaction to the BioSante and ANI stockholders, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products, the anticipated financial position, operating results and growth prospects of the combined company and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause BioSante’s and the combined company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others, the failure of the BioSante stockholders to approve the transaction, the risk that BioSante’s net cash will be lower than currently anticipated or the failure of either party to meet the other conditions to the closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of BioSante and ANI may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; the risk that the CVRs may not be paid out or result in any value to BioSante’s stockholders; general business and economic conditions; the combined company’s need for and ability to obtain additional financing; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of BioSante’s and the combined company’s licensees or sublicensees.  More detailed information on these and additional factors that could affect BioSante´s actual results are described in BioSante´s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.  All forward-looking statements in this news release speak only as of the date of this news release and are based on BioSante´s current beliefs and expectations. BioSante undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed merger between BioSante and ANI and related matters involving BioSante and ANI.  In connection with the proposed transaction, BioSante has filed with the SEC and the SEC has declared effective a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials.  The final definitive joint proxy statement/prospectus has been sent to the stockholders of BioSante and ANI.  Investors and security holders are urged to read the joint proxy statement/prospectus (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety because they contain important information about BioSante, ANI and the proposed transaction.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by BioSante at the SEC’s web site at www.sec.gov.  Free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC also can be obtained by directing a request to BioSante, Attention: Investor Relations, telephone: (847) 478-0500.  In addition, investors and security holders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com.

BioSante and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release.  Information regarding BioSante’s directors and executive officers is available in BioSante’s annual report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013.  Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of BioSante’s directors and executive officers in the proposed transaction by reading the definitive joint proxy statement/prospectus.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

For more information about BioSante, please contact:

Phillip B. Donenberg

(847) 478-0500 ext. 20

info@biosantepharma.com

For more information about ANI, please contact:

Arthur S. Przybyl

(218) 634-3608

arthur.przybyl@anipharmaceuticals.com